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                                                                      Exhibit 11

                          CASEY'S GENERAL STORES, INC.
                        Computation of Per Share Earnings
           (Dollars in Thousands, Except Share and Per Share Amounts)

                                                        Three Months Ended
                                                             July 31,
                                                  ------------------------------
                                                       2002             2001
                                                       ----             ----

Basic earnings per share
------------------------

Weighted average number of
 shares outstanding                                49,626,062         49,499,162
                                                  ===========        ===========

Net income                                        $    12,191             12,708
                                                  ===========        ===========

Basic earnings per common share                   $       .25                .26
                                                  ===========        ===========

Diluted earnings per share
--------------------------

Weighted average number of
 shares outstanding                                49,626,062         49,499,162
Shares applicable to
 stock options                                        107,573            148,698
                                                  -----------        -----------

                                                   49,733,635         49,647,860
                                                  ===========        ===========

Net income                                        $    12,191             12,708
                                                  ===========        ===========

Diluted earnings per common share                 $       .25                .26
                                                  ===========        ===========